UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2009

Prospect Capital Corporation

(Exact name of registrant as specified in its charter)

MD	333-114552	43-2048643
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

10 East 40th Street, 44th Floor, New York, New York 10016
(Address of principal executive offices)

(212) 448-0702
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Item 7.01.	Regulation FD Disclosure.

Prospect Capital Corporation (the “Company”) has been informed that one of the proposed co-managers of the Company’s proposed offering of shares of its common stock (the “Offering”) asserted to certain potential investors in the Offering erroneous details as to a possible disposition of Gas Solutions Holdings, Inc. (“Gas Solutions”), when there is currently no agreement and therefore no details to disclose.  Such entity will not serve as a co-manager of the Offering.  As previously disclosed, the Company is seeking to monetize its investment in Gas Solutions.  While the Company has from time to time been in negotiations regarding a potential disposition, the Company has not reached any agreement regarding a price, structure, or otherwise regarding a proposed transaction.  The Company cannot assure you if or when the Company would consummate any such transaction or the price or structure of any such transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

PROSPECT CAPITAL CORPORATION

Date: May 19, 2009	By:	/s/ Grier Eliasek
		Name:	Grier Eliasek
		Title:	Chief Operating Officer